Exhibit 21


                   SUBSIDIARIES OF WARNER INSURANCE SERVICES, INC.


                              State of Jurisdiction           % Owned
                 Name           or Incorporation          Direct or Indirect
                 ----         --------------------        ------------------

            COVER-ALL
             Systems Inc.          Delaware                      100%